QUEST
                              RESOURCE CORPORATION


News Release
For Immediate Release

Company Contact:
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304, X 23
Website: www.qrcp.com

          Quest Resource Corporation To List on Nasdaq National Market

OKLAHOMA CITY - (Business Wire) - April 10, 2006 - Quest Resource Corporation (OTC: QRES), the largest operating company in the Cherokee Basin, today announced Nasdaq has approved Quest's application for the listing of Quest Resource Corporation's common stock on The Nasdaq National Market. The Company anticipates trading of is securities will commence on Tuesday, April 11, 2006 under the symbol "QRCP."

David Grose, chief financial officer of Quest said: "Today's announcement is a significant achievement for Quest. We believe that the Nasdaq listing will improve the trading liquidity of our common stock and further enhance our future access to the capital markets."

About Quest Resources Corporation
---------------------------------

Quest Resources is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,000 coal bed methane wells which produce into its own 1,000+-mile gathering and transportation pipeline system, and uses its own fleet of completion equipment to support its aggressive drilling program. At year-end 2005, Quest had more than 1,800 locations in its drilling inventory. For more information, visit the Quest Resources' website at www.qrcp.net.

Forward-Looking Statements
--------------------------

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.